UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2004

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas (State or other jurisdiction of incorporation or organization)	0-6253 (Commission file number)	71-0407808 (I.R.S. employer identification No.)
501 Main Street, Pine Bluff, Arkansas (Address of principal executive offices)	71601 (Zip Code)

(870) 541-1000
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

        On Monday, January 26, 2004, Simmons First National Corporation Board approved the election of Steven A. Cosse’ as a board director of the company.

        Cossé, senior vice president and General Counsel of Murphy Oil Corporation, received a bachelor’s degree from Southeastern Louisiana University and a Juris Doctor degree from Loyola University.

        He serves on the boards of Simmons First Bank of El Dorado, N.A., National Association of Manufacturers, SHARE Foundation and Medical Center of South Arkansas.

        Cossé also serves on the advisory board of the Union County Rape and Family Violence Center and is a member of the American Corporate Counsel Association, Louisiana Bar Association and the Union County Bar Association. He is a past chairman of the South Arkansas Chapter of the American Red Cross.

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FOR MORE INFORMATION CONTACT:
Barry L. Crow
Executive Vice President
and Chief Financial Officer
870-541-1350

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION
Date: January 29, 2004	/s/ Barry L. Crow Barry L. Crow, Executive Vice President and Chief Financial Officer